Exhibit 99.3

Sunrise Global, Inc.
UNAUDITED PRO FORMA BALANCE SHEET
September 30, 2013

	Historical
	Greenkraft Inc	Sunrise Global Inc.	Pro Forma Adjustments		Pro Forma
	9/30/2013	7/31/2013
ASSETS
CURRENT ASSETS
Cash	$411,432	$-	$-		$411,432
Prepaid Expenses	-	549	-		549
Inventory	2,381,619	-	-		2,381,619
Deposits on inventory	178,926	-	-		178,926
TOTAL	2,971,977	549	-		2,972,526
Property and Equipment, net	117,874	-	-		117,874
TOTAL ASSETS	$3,089,851	$549	$-		$3,090,400

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$310,707	$1,800	$-		$312,507
Accrued Liabilities	39,000	-	-		39,000
Deferred Income	928,205				928,205
Line of credit	1,036,024	-	-		1,036,024
Accounts Payable - Related party	285,389	-	-		285,389
Short Term Debt - Related Parties	1,941,916	26,029	-		1,967,945
TOTAL	4,541,241	27,829	-		4,569,070
Long-term Debt	-	-	-		-
TOTAL LIABILITIES	4,541,241	27,829	-		4,569,070

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	-	3,358	39,200	(1)	42,558
Additional paid-in capital	1,017,738	192,425	(262,263	)(1)	947,900
Retained Earnings (Deficit)	(2,469,128)	(223,063)	223,063	(1)	(2,469,128)
Total stockholders' equity (deficit)	(1,451,390)	(27,280)	-		(1,478,670)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$3,089,851	$549	$-		$3,090,400

Pro Forma Adjustments
(1)	To record the issuance of 41,500,000 shares of Sunrise Global, Inc. common stock for 100% of Greenkraft, Inc. common stock and cancellation of 2,300,000 shares of Sunrise Global, Inc.

Sunrise Global, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS

	Historical
	Greenkraft Inc	Sunrise Global Inc
	Nine Months Ended September 30, 2013	Nine Months Ended July 31, 2013	Pro Forma Adjustments	Pro Forma

Revenue	$1,924,317	$-	$-	$1,924,317

Costs and expenses:
Cost of revenue	1,189,644	-	-	1,189,644
Research and development	248,965	-	-	248,965
Selling, general and administrative	981,624	3,896	-	985,520
Operating income (loss)	(495,916)	(3,896)	-	(499,812)

Other Income (expense)
Interest income	144	-	-	144
Interest expense	(41,411)	-	-	(41,411)
Other income	-	-	-	-
Net income (loss)	$(537,183)	$(3,896)	$-	$(541,079)

Sunrise Global, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATONS

	Historical
	Greenkraft Inc	Sunrise Global Inc
	Year Ended December 31, 2012	Year Ended October 31, 2012	Pro Forma Adjustments	Pro Forma

Revenue	$236,011	$-	$-	$236,011

Costs and expenses:
Cost of revenue	140,838	-	-	140,838
Research and development	322,938			322,938
Selling, general and administrative	662,438	4,746	-	667,184
Operating income (loss)	(890,203)	(4,746)	-	(894,949)

Other Income (expense)
Interest income	3,684	-	-	3,684
Interest expense	(24,037)	-	-	(24,037)
Other income	-	-	-	-
Net income (loss)	$(910,556)	$(4,746)	$-	$(915,302)

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as at September 30, 2013 and the unaudited pro forma statements of operations for the nine months ending September 30, 2013 and July 31, 2013 are based on the unaudited balance sheets of Sunrise Global, Inc. and Greenkraft, Inc. as of July 31, 2013 and September 30, 2013.  The unaudited statements of operations for the year ended December 31, 2012 and the unaudited statements of operations for the nine months ending September 30, 2013 are combined with pro forma adjustments to give effect to the share exchange as if it occurred on the first day of the first period presented.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s financial position would have been if such transactions has occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 – SHARE EXCHANGE BETWEEN GREENKRAFT, INC. AND SUNRISE GLOBAL, INC.

Effective December, 2013, Sunrise Global, Inc. issued 41,500,000 shares for 100% of the common stock of Greenkraft, Inc.  In connection with the Share Exchange, Greenkraft returned 2,300,000 shares of Sunrise Global previously held by it and Sunrise Global, Inc. cancelled these 2,300,000 shares.

Prior to the share exchange, Greenkraft, Inc. owned a majority interest of Sunrise Global, Inc.   As a result, the share exchange will be accounted for as a combination between entities under common control under ASC 805-10-15. Accordingly, the historical financial statements will be adjusted retroactively assuming the transaction occurred on the first day of the first period presented.